UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 15, 2020
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ROSEHILL RESOURCES INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-37712	90-1184262
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16200 Park Row, Suite 300
Houston, Texas, 77084
(Address of principal executive offices, including zip code)

(281) 675-3400
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	ROSE	The NASDAQ Capital Market
Class A Common Stock Public Warrants	ROSEW	The NASDAQ Capital Market
Class A Common Stock Public Units	ROSEU	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☑ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Securities Exchange Act of 1934. ☐

Item 1.01 Entry into a Material Definitive Agreement

On July 15, 2020, Rosehill Resources Inc. (the “Company”) and Rosehill Operating Company, LLC (“Rosehill Operating” and, together with the Company “Rosehill”), its direct subsidiary, entered into a letter agreement (the “RSA Amendment”) with (i) certain holders of at least 66.67% of the claims under that certain Note Purchase Agreement, dated as of December 8, 2017 (as amended, restated, modified, or supplemented from time to time), by and among Rosehill, the holders thereto, and U.S. Bank National Association, as agent and collateral agent (the “Note Purchase Agreement”), (ii) certain beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that are beneficial holders of, at least 66.67% of the principal amount of outstanding claims under that certain Amended Restated Credit Agreement, dated as of March 28, 2018 (as amended, restated, modified, or supplemented from time to time), by and among Rosehill, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto (the “Revolving Credit Agreement”), and (iii) Tema Oil and Gas Company (“Tema”), as (a) the holder of approximately 66.8% of the voting equity interests of the Company and 35.2% of the equity interests in Rosehill Operating, and (b) party to that certain Tax Receivable Agreement, dated as of April 27, 2017 (as amended, restated, modified, or supplemented from time to time), by and among the Company and Tema (collectively, the “Required Creditors”).

Pursuant to the RSA Amendment, Rosehill and the Required Creditors have amended that certain Restructuring Support Agreement (the “Restructuring Support Agreement”), dated as of June 30, 2020, by and between Rosehill and (i) Tema, (ii), certain beneficial holders of, or investment advisors, sub-advisors, or managers of discretionary accounts that are beneficial holders of claims under the Revolving Credit Agreement, and (iii) certain beneficial holders of, or the investment advisors, sub-advisors, or managers on behalf of discretionary funds, accounts, or entities that are beneficial holders of claims under the Note Purchase Agreement. Pursuant to the RSA Amendment, (x) the milestone to commence solicitation of the prepackaged chapter 11 plan of reorganization has been extended to be on or before July 20, 2020, and (y) the milestone to file petitions under Chapter 11 of the Title 11 of the United States Code have been extended to be on or before July 22, 2020 at 11:59 p.m. (prevailing Central Time).

The above descriptions of the terms of the RSA Amendment do not purport to be complete and are qualified in their entirety by the full text of the RSA Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Capitalized terms used but not defined herein have the meaning set forth in the Restructuring Support Agreement.

Exhibit No.	Description
10.1	Letter Agreement, dated July 15, 2020, between Rosehill and the Required Creditors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROSEHILL RESOURCES INC.

Date:	July 16, 2020	By:	/s/ R. Craig Owen
		Name:	R. Craig Owen
		Title:	Senior Vice President and Chief Financial Officer